                                                                Exhibit No. 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 11, 2000 (except notes 5 and 8, as to which the date is March 9, 2000) in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-32176) and related Prospectus of PaperExchange.com, Inc. dated April 20, 2000.

Our audits also included the financial statement schedule of PaperExchange.com, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                    /s/ Ernst & Young LLP


                                    Ernst & Young LLP


Boston, Massachusetts
April 18, 2000